Exhibit 99.1

INTERVEST NATIONAL BANK

NEWS RELEASE

Release Time:	Immediate
Contact for Bank of the Ozarks:	Susan Blair, (501) 978-2217
Contact for Intervest:	Lowell Dansker, (212) 218-2800
Date:	July 31, 2014

Bank of the Ozarks, Inc. and Intervest Bancshares Corporation

Enter into Definitive Agreement and Plan of Merger

LITTLE ROCK, ARKANSAS/NEW YORK, NEW YORK – Bank of the Ozarks, Inc. (NASDAQ: OZRK) and Intervest Bancshares Corporation (NASDAQ: IBCA) jointly announced today the signing of a definitive agreement and plan of merger (“Agreement”) whereby Bank of the Ozarks, Inc. (“Company”) will acquire Intervest Bancshares Corporation (“Intervest”) and its wholly-owned bank subsidiary Intervest National Bank (“Intervest Bank”), with offices in Florida and New York, in an all-stock transaction. According to the terms of the Agreement, the Company will acquire all of the outstanding common stock of Intervest in a transaction valued at approximately $228.5 million, less the amount paid by Intervest to cash out all outstanding stock options, stock appreciation rights and stock warrants, and subject to other potential adjustments. Closing of the transaction is expected to be immediately accretive to the Company’s book value per common share and its tangible book value per common share. The transaction is also expected to be accretive to the Company’s diluted earnings per common share for the first twelve months after the transaction closes and thereafter.

Intervest operates seven offices, six in West Central Florida and one in New York City. At June 30, 2014, Intervest had approximately $1.6 billion of total assets, $1.2 billion of loans and $1.3 billion of deposits.

Lowell S. Dansker, Chairman and Chief Executive Officer of Intervest, stated, “I am proud of the organization our team has built over the last 21 years since my father and I started

Intervest. We believe this transaction offers additional benefits to our customers and the communities we serve, value for our shareholders and opportunities for our employees. We are pleased to partner with Bank of the Ozarks, one of the best and most respected banks in the United States. Our team is delighted to be joining Bank of the Ozarks and we look forward to working together and building additional value for our combined shareholders.”

“We are pleased to announce the acquisition of Intervest, our twelfth acquisition in recent years and our largest to date,” commented George Gleason, Chairman and Chief Executive Officer of Bank of the Ozarks. “Intervest’s six offices and quarter century heritage in the Pinellas County, Florida market are a great complement to our four offices in nearby Manatee County. Intervest’s New York and Florida lending teams have a long track record of serving commercial real estate borrowers and product types not currently offered by Bank of the Ozarks. We expect the Intervest lending team to operate as a separate Stabilized Properties Group within Bank of the Ozarks, providing us yet another growth engine for earning assets,” Gleason added.

Under the terms of the Agreement, which has been unanimously approved by the boards of directors of both companies, each holder of outstanding shares of common stock of Intervest will receive shares of common stock of the Company. The number of Company shares to be issued will be determined based on the Company’s ten day average closing stock price as of the fifth business day prior to the closing date, subject to a minimum and maximum price of $23.95 and $39.91, respectively.

Upon the closing of the transaction, Intervest will merge into the Company and Intervest Bank will merge into the Company’s wholly-owned bank subsidiary, Bank of the Ozarks. Completion of the transaction is subject to certain closing conditions, including customary regulatory approvals and the approval of the shareholders of Intervest. The transaction is expected to close in the fourth quarter of 2014 or the first quarter of 2015.

In addition to the information contained within this announcement, an Investor Presentation containing additional information regarding this transaction has been posted on the

Company’s website www.bankozarks.com under “Investor Relations” and on Intervest’s website at www.intervestbancsharescorporation.com.

Intervest was advised by the investment banking firm of Sandler O’Neill + Partners, L.P. and the law firm of Harris Beach PLLC. Bank of the Ozarks, Inc. was represented by the law firm of Kutak Rock LLP.

ABOUT THE COMPANY

Bank of the Ozarks, Inc. is a bank holding company with $6.3 billion in total assets as of June 30, 2014 and trades on the NASDAQ Global Select Market under the symbol “OZRK.” The Company owns a state-chartered subsidiary bank that conducts banking operations through 164 offices in Arkansas, Georgia, North Carolina, Texas, Florida, Alabama, South Carolina, New York and California. The Company may be contacted at (501) 978-2265 or P. O. Box 8811, Little Rock, Arkansas 72231-8811. The Company’s website is: www.bankozarks.com.

ABOUT INTERVEST

Intervest Bancshares Corporation is a bank holding company with $1.6 billion in total assets as of June 30, 2014 and trades on the NASDAQ Global Select Market under the symbol “IBCA.” Its operating subsidiary is Intervest National Bank, a nationally chartered commercial bank with its headquarters and a full-service banking office at One Rockefeller Plaza, in New York City, and six full-service banking offices in Clearwater and Pasadena, Florida. Intervest can be contacted at (212) 218-2000 or One Rockefeller Plaza, Suite 400, New York, New York 10020. Intervest’s website is www.intervestbancshares.com.

ADDITIONAL INFORMATION

This communication is being made in respect of the proposed merger transaction involving the Company and Intervest. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, the Company will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement/prospectus for the shareholders of Intervest. The Company also plans to file other documents with the SEC regarding the proposed merger transaction. Intervest will mail the final proxy statement/prospectus to its shareholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS

REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement/prospectus, as well as other filings containing information about the Company and Intervest, will be available without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, when available, without charge, from the Company’s website at http://www.bankozarks.com under the Investor Relations tab and on Intervest’s website at http://www.intervestbancsharescorporation.com.

The Company and Intervest, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Intervest in respect of the proposed merger transaction. Information regarding the directors and executive officers of the Company is set forth in the definitive proxy statement for the Company’s 2014 annual meeting of shareholders, as filed with the SEC on March 11, 2014 and in Forms 3, 4 and 5 filed with the SEC by its executive officers and directors. Information regarding the directors and executive officers of Intervest is set forth in the definitive proxy statement for Intervest’s 2014 annual meeting of shareholders, as filed with the SEC on April 1, 2014 and in Forms 3, 4 and 5 filed with the SEC by its executive officers and directors. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and other relevant documents regarding the proposed merger transaction filed with the SEC when they become available.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking information about the Company and Intervest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. These forward-looking statements include, without limitation, statements relating to the terms and closing of the proposed transaction between the Company and Intervest, the proposed impact of the merger on the Company’s financial results, including any expected increase in the Company’s book value and tangible book value per common share and any expected increase in diluted earnings per common share, acceptance by Intervest’s customers of the Company’s products and services, the opportunities to enhance market share in certain markets, market acceptance of the Company generally in new markets, and the integration of Intervest’s operations. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about the Company and Intervest. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond the parties’ control, including the parties’ ability to consummate the transaction or satisfy the conditions to the completion of the transaction, including the receipt of shareholder approval, the receipt of regulatory approvals required for the transaction on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of Intervest’s operations with those of the Company will be materially delayed or will be more costly or difficult than expected; the failure of the proposed merger to close for any other reason; the effect of the announcement of the merger on employee and customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees and customers); dilution caused by the Company’s issuance of additional shares of its common stock in connection with the merger; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; general competitive, economic, political and market conditions and fluctuations; and the other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its most recent Quarterly Reports on Form 10-Q filed with the SEC, or described in Intervest’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its most recent Quarterly Reports on Form 10-Q filed with the SEC. The Company and Intervest assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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